CONTACTS:
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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Alexis Dominguez
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(305) 441-8412

AMERANT REPORTS THIRD QUARTER 2026 RESULTS

CORAL GABLES, FLORIDA, October 22, 2026. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported net income attributable to the Company of $25.7 million in the third quarter of 2026, or $0.65 earnings per diluted share, compared to net income of $21.0 million, or $0.53 earnings per diluted share, in the second quarter of 2026.
"Our third quarter results reflect meaningful progress in building a more profitable and resilient franchise," said Carlos Iafigliola, President and Chief Executive Officer. "Stronger net interest income and disciplined expense management drove improved profitability, net interest margin expansion, and higher net income. We also achieved solid loan growth, continued to reduce non-performing assets and classified loans, and achieved a noninterest bearing deposit mix that better reflects the underlying strength of our deposit base. With a stronger foundation now in place, our focus is increasingly shifting toward enhancing franchise value and delivering sustainable returns for our shareholders."

Below are the results for 3Q26 and their comparison to 2Q26:

•Total assets were $10.2 billion, down by $82.6 million, or 0.8%, compared to $10.3 billion.

•Total gross loans, which include all loans held for sale, were $7.1 billion, up by $207.8 million, or 3.0%, compared to $6.9 billion.

•Cash and cash equivalents and restricted cash were $361.5 million, up by $60.3 million, or 20.0%, compared to $301.1 million.

•Total investments were $2.2 billion, down by $382.8 million, or 14.7%, compared to $2.6 billion.

•Total deposits were $8.2 billion, down by $109.6 million, or 1.3%, compared to $8.4 billion.

•Core deposits were $6.3 billion, down by $125.8 million, or 2.0%, compared to $6.4 billion.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $715.0 million, up by $12.4 million, or 1.8%, compared to $702.6 million.
•Net Interest Margin (“NIM”) was 3.77%, compared to 3.52%. The increase in NIM reflects $1.6 million in additional interest recorded during the quarter from repayments of loans previously in nonaccrual status.

•Average yield on loans was 6.35%, compared to 6.22%.

•Average cost of total deposits was 2.07%, compared to 2.21%.

•Loan to deposit ratio was 85.78%, compared to 82.17%.

•Asset Quality and Allowance for Credit Losses (“ACL”):

–Total non-performing assets were $159.5 million, down by $27.1 million, or 14.5%, compared to $186.6 million. As of 3Q26, non-performing assets consist of $149.5 million in non-performing loans and $10.0 million in Other Real Estate Owned (“OREO”).

–The ACL was $94.8 million compared to $85.5 million.

–Classified loans were $213.0 million, down by $60.1 million, or 22.0%, compared to $273.1 million, while non-performing loans were $149.5 million, down $21.6 million, or 12.6%, compared to $171.1 million. The reduction in classified and non-performing loans was primarily attributable to payoffs during the quarter. Special mention loans were $120.7 million, up $10.9 million, or 10.0%, compared to $109.8 million. The increase was primarily driven by downgrades during the quarter.

–The Company has provided additional details regarding asset quality in the 3Q26 earnings presentation (https://investor.amerantbank.com).

•Assets Under Management and custody (“AUM”) totaled $3.45 billion, up by $77.9 million, or 2.3% from $3.37 billion.

•Pre-tax pre-provision net revenue (“PPNR”)(1) was $39.7 million, up by $7.8 million, or 24.6%, compared to PPNR of $31.9 million.

•Net Interest Income (“NII”) was $90.5 million, up by $7.9 million, or 9.6%, from $82.6 million.

•Provision for credit losses was $6.2 million, up by $1.5 million, or 30.5%, compared to $4.8 million.

•Noninterest income was $18.3 million, up by $0.2 million, or 1.0%, from $18.2 million.

•Noninterest expense was $69.1 million, up by $0.2 million, or 0.3%, from $68.9 million. Noninterest expense this quarter includes $1.3 million in OREO income, compared to $0.3 million in the previous quarter.

•The efficiency ratio was 63.51%, compared to 68.37%.

•Return on average assets (“ROA”) was 1.00%, compared to 0.84%.

•Return on average equity (“ROE”) was 11.29%, compared to 9.23%.

•The Company repurchased an aggregate of 70,592 shares of Class A common stock at a weighted average price of $28.47 per share, or 1.36x of Tangible Book Value ("TBV")(1) and 1.32x of book value per share. The aggregate purchase price for these transactions was approximately $2.0 million.

•On September 17, 2026, the Company completed a registered offering of $50.0 million aggregate principal amount of 7.00% Senior Notes due 2031. The unsecured, unsubordinated Notes bear interest at 7.00% per annum, payable semi-annually beginning March 17, 2027, rank pari passu with the Company's other unsecured and unsubordinated indebtedness, and rank senior to subordinated indebtedness.

•On October 21, 2026, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on November 27, 2026 to shareholders of record on November 13, 2026.

Additional details on the third quarter 2026 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

Third Quarter 2026 Earnings Conference Call

The Company will hold an earnings conference call on Friday, October 23, 2026 at 9:00 a.m. (Eastern Time) to discuss its third quarter 2026 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and has a network of 23 banking centers – 21 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026 (the “2025 Form 10-K”), in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three and nine month periods ended September 30, 2026 and 2025, and the three month periods ended June 30, 2026, March 31, 2026, and December 31, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2026, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Beginning in the first quarter of 2026, the Company reviewed and updated its use of non‑GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Consolidated Balance Sheets				(audited)
Total assets	$10,211,645	$10,294,247	$9,903,514	$9,777,018	$10,410,199
Total investments	2,225,628	2,608,418	2,430,884	2,084,569	2,307,701
Total gross loans (1)	7,073,445	6,865,627	6,753,781	6,697,235	6,941,792
Allowance for credit losses	94,845	85,499	79,236	79,276	94,918
Total deposits	8,245,672	8,355,308	7,939,101	7,786,934	8,300,969
Core deposits (1)	6,318,465	6,444,271	5,891,689	5,790,895	6,203,038
Advances from the Federal Home Loan Bank	715,000	702,608	732,263	711,984	831,699
Senior notes	48,366	—	—	—	—
Subordinated notes	29,922	29,880	29,837	29,795	29,752
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity	840,817	914,369	913,918	938,802	944,940
Assets under management and custody (1)	3,449,056	3,371,114	3,423,919	3,256,754	3,169,514

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Consolidated Results of Operations
Net interest income	$90,464	$82,575	$80,281	$90,150	$94,152
Provision for credit losses (2)	6,200	4,750	7,800	3,490	14,600
Noninterest income	18,339	18,162	17,381	22,019	17,291
Noninterest expense	69,098	68,877	66,919	106,772	77,835
Net income attributable to Amerant Bancorp Inc.	25,716	21,043	17,873	2,701	14,756
Pre-tax pre-provision net revenue (PPNR) (3)	39,705	31,860	30,743	5,397	33,608
Effective income tax rate	23.25%	22.38%	22.10%	(41.64)%	22.37%

Common Share Data
Stockholders' book value per common share	$21.49	$23.33	$22.96	$23.13	$22.90
Tangible stockholders' equity (book value) per common share (3)(4)	$20.94	$22.78	$22.38	$22.56	$22.32
Basic earnings per common share	$0.66	$0.54	$0.44	$0.07	$0.35
Diluted earnings per common share (4)	$0.65	$0.53	$0.44	$0.07	$0.35
Basic weighted average shares outstanding	39,164,732	39,316,906	40,315,757	40,915,733	41,590,201
Diluted weighted average shares outstanding (4)	39,444,784	39,509,583	40,510,993	41,102,760	41,774,101
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Other Financial and Operating Data (6)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.77%	3.52%	3.55%	3.78%	3.92%
Net income / Average total assets (ROA)(1)	1.00%	0.84%	0.73%	0.10%	0.57%
Net income / Average stockholders' equity (ROE) (1)	11.29%	9.23%	7.63%	1.12%	6.21%
Noninterest income / Total revenue (1)	16.86%	18.03%	17.80%	19.63%	15.52%

Capital Indicators (%)
Total capital ratio (1)	14.48%	14.34%	14.16%	14.10%	13.89%
Tier 1 capital ratio (1)	12.85%	12.72%	12.62%	12.58%	12.28%
Tier 1 leverage ratio (1)	9.78%	9.70%	9.91%	9.62%	9.73%
Common equity tier 1 capital ratio (CET1) (1)	12.07%	11.94%	11.84%	11.80%	11.53%
Tangible common equity ratio (1)(3)	8.04%	8.69%	9.02%	9.39%	8.87%

Liquidity Ratios (%)
Loans to Deposits (1)	85.78%	82.17%	85.07%	86.01%	83.63%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	1.56%	1.81%	1.93%	1.91%	1.34%
Non-performing loans / Total gross loans (1)	2.11%	2.49%	2.61%	2.56%	1.79%
Allowance for credit losses / Total non-performing loans	63.45%	49.97%	45.01%	46.26%	76.37%
Allowance for credit losses / Total loans held for investment	1.36%	1.27%	1.21%	1.20%	1.37%
Net charge-offs / Average total loans held for investment (1)	0.12%	0.08%	0.45%	1.07%	0.39%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	2.68%	2.73%	2.74%	4.14%	3.01%
Salaries and employee benefits / Average total assets	1.43%	1.41%	1.31%	1.50%	1.36%
Other operating expenses/ Average total assets (1)	1.25%	1.33%	1.43%	2.64%	1.66%
Efficiency ratio (1)	63.51%	68.37%	68.52%	95.19%	69.84%
FTEs	687	704	699	694	704
__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) In all periods shown, includes reserves on loans and contingent loans. The (reversal of) provision for unfunded commitments (contingencies) in the third, second and first quarters of 2026, and fourth and third quarters of 2025, were ($2.7 million), ($1.0 million), $1.1 million, $0.7 million and ($0.7 million), respectively.
(3) Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP.
(4) See 2025 Form 10-K for more information on potential dilutive instruments and their impact on diluted earnings per share computation.
(5) In all periods shown, the Company’s Board of Directors declared and paid cash dividends of $0.09 per share of the Company’s common stock. In connection with these dividends, the Company paid an aggregate amount of $3.5 million, $3.6 million, $3.7 million, $3.7 million, and $3.8 million, in the third, second, and first quarters of 2026, and fourth and third quarters of 2025, respectively.
(6) Operating data for the periods presented have been annualized.

Exhibit 2- Non-GAAP Financial Measures Reconciliation

The following tables set forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company’s performance and underlying trends.

	Three Months Ended,
(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net income attributable to Amerant Bancorp Inc.	$25,716	$21,043	$17,873	$2,701	$14,756
Plus: provision for credit losses (1)	6,200	4,750	7,800	3,490	14,600
Plus: provision for income tax expense (benefit)	7,789	6,067	5,070	(794)	4,252
Pre-tax pre-provision net revenue (PPNR)	39,705	31,860	30,743	5,397	33,608

(in thousands, except percentages, share data and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Stockholders' equity	$840,817	$914,369	$913,918	$938,802	$944,940
Less: goodwill and other intangibles (2)	(21,389)	(21,522)	(22,933)	(23,103)	(23,784)
Tangible common stockholders' equity	$819,428	$892,847	$890,985	$915,699	$921,156
Total assets	10,211,645	10,294,247	9,903,514	9,777,018	10,410,199
Less: goodwill and other intangibles (2)	(21,389)	(21,522)	(22,933)	(23,103)	(23,784)
Tangible assets	$10,190,256	$10,272,725	$9,880,581	$9,753,915	$10,386,415
Common shares outstanding	39,127,237	39,186,293	39,803,607	40,595,273	41,265,378
Tangible common equity ratio	8.04%	8.69%	9.02%	9.39%	8.87%
Stockholders' book value per common share	$21.49	$23.33	$22.96	$23.13	$22.90
Tangible stockholders' equity book value per common share	$20.94	$22.78	$22.38	$22.56	$22.32
____________

(1) Includes provision for credit losses on loans and provision for loan contingencies.
(2) As of September 30, 2026 and June 30, 2026, other intangible assets primarily consist of naming rights. In prior periods, also includes mortgage servicing rights (“MSRs”). Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and non-performing balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)	$6,816,846	$109,086	6.35%	$6,674,563	$103,449	6.22%	$6,946,370	$121,414	6.93%
Debt securities available for sale (2) (3)	2,381,772	29,028	4.84%	2,344,767	28,302	4.84%	1,973,763	24,146	4.85%
Debt securities held for trading	—	—	—%	209	—	—%	119,429	1,665	5.53%
Equity securities with readily determinable fair value not held for trading	2,496	22	3.50%	2,527	22	3.49%	2,528	20	3.14%
Federal Reserve Bank and FHLB stock	53,374	811	6.03%	57,054	888	6.24%	57,681	906	6.23%
Deposits with banks (4)	253,782	2,455	3.84%	324,291	2,965	3.67%	413,522	4,516	4.33%
Other short-term investments	—	—	—%	3,856	35	3.64%	7,122	76	4.23%
Total interest-earning assets	9,508,270	141,402	5.90%	9,407,267	135,661	5.78%	9,520,415	152,743	6.37%
Total noninterest-earning assets (5)	704,526			700,165			723,510
Total assets	$10,212,796			$10,107,432			$10,243,925

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing demand, savings, and money market deposits (6)	4,579,959	26,548	2.30%	4,618,118	27,154	2.36%	4,395,707	28,900	2.61%
Time deposits	1,910,075	16,834	3.50%	1,995,007	17,682	3.55%	2,084,940	20,950	3.99%
Total deposits	6,490,034	43,382	2.65%	6,613,125	44,836	2.72%	6,480,647	49,850	3.05%
Securities sold under agreements to repurchase	—	—	—%	95	1	4.22%	—	—	—%
Advances from the FHLB (7)	634,927	6,098	3.81%	712,801	6,935	3.90%	726,520	7,316	4.00%
Senior notes	7,360	147	7.92%	—	—	—%	—	—	—%
Subordinated notes	29,902	361	4.79%	29,859	362	4.86%	29,731	362	4.83%
Junior subordinated debentures	64,178	950	5.87%	64,178	952	5.95%	64,178	1,063	6.57%
Total interest-bearing liabilities	7,226,401	50,938	2.80%	7,420,058	53,086	2.87%	7,301,076	58,591	3.18%
Noninterest-bearing liabilities:
Noninterest bearing demand deposits	1,828,805			1,533,032			1,726,507
Accounts payable, accrued liabilities and other liabilities	253,852			239,723			273,921
Total noninterest-bearing liabilities	2,082,657			1,772,755			2,000,428
Total liabilities	9,309,058			9,192,813			9,301,504
Stockholders’ equity	903,738			914,619			942,421
Total liabilities and stockholders' equity	$10,212,796			$10,107,432			$10,243,925
Excess of average interest-earning assets over average interest-bearing liabilities	$2,281,869			$1,987,209			$2,219,339
Net interest income		$90,464			$82,575			$94,152
Net interest rate spread			3.10%			2.91%			3.19%
Net interest margin (7)			3.77%			3.52%			3.92%
Cost of total deposits (7)			2.07%			2.21%			2.41%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.58%			126.78%			130.40%
Average non-performing loans/ Average total loans	2.30%			2.55%			1.30%

	Nine Months Ended
	September 30, 2026			September 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)	$6,672,710	$315,209	6.32%	$7,078,705	$364,601	6.89%
Debt securities available for sale (2)(3)	2,336,361	84,130	4.81%	1,740,625	64,041	4.92%
Debt securities held for trading	179	—	—%	60,075	2,008	4.47%
Equity securities with readily determinable fair value not held for trading	2,525	58	3.07%	2,511	60	3.19%
Federal Reserve Bank and FHLB stock	55,853	2,567	6.14%	57,359	2,759	6.43%
Deposits with banks (4)	289,603	8,018	3.70%	502,191	16,560	4.41%
Other short-term investments	3,653	98	3.59%	6,870	217	4.22%
Total interest-earning assets	9,360,884	410,080	5.86%	9,448,336	450,246	6.37%
Total non-interest-earning assets (5)	714,582			733,305
Total assets	$10,075,466			$10,181,641

Interest-bearing liabilities:
Checking and saving accounts
Interest bearing demand, savings, and money market deposits (6)	4,543,021	80,067	2.36%	4,344,282	85,626	2.64%
Time deposits	1,971,971	52,770	3.58%	2,153,720	67,093	4.17%
Total deposits	6,514,992	132,837	2.73%	6,498,002	152,719	3.14%
Securities sold under agreements to repurchase	32	1	4.18%	35	1	3.82%
Advances from the FHLB (7)	686,409	19,879	3.87%	722,493	21,746	4.02%
Senior notes	2,480	147	7.92%	19,742	1,020	6.91%
Subordinated notes	29,859	1,084	4.85%	29,689	1,084	4.88%
Junior subordinated debentures	64,178	2,812	5.86%	64,178	3,141	6.54%
Total interest-bearing liabilities	7,297,950	156,760	2.87%	7,334,139	179,711	3.28%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,587,733			1,636,816
Accounts payable, accrued liabilities and other liabilities	267,314			287,021
Total non-interest-bearing liabilities	1,855,047			1,923,837
Total liabilities	9,152,997			9,257,976
Stockholders’ equity	922,469			923,665
Total liabilities and stockholders' equity	$10,075,466			$10,181,641
Excess of average interest-earning assets over average interest-bearing liabilities	$2,062,934			$2,114,197
Net interest income		$253,320			$270,535
Net interest rate spread			2.99%			3.09%
Net interest margin (7)			3.62%			3.83%
Cost of total deposits (7)			2.19%			2.51%
Ratio of average interest-earning assets to average interest-bearing liabilities	128.27%			128.83%
Average non-performing loans/ Average total loans	2.41%			1.36%
___________
(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. Non-performing loans are included in the total loan portfolio balances.
(2)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale.
(3)    Includes nontaxable securities with average balances of $49.4 million, $51.9 million and $54.2 million for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively, and $50.4 million and $54.6 million in the nine months ended September 30, 2026 and 2025, respectively. The tax equivalent yield for these nontaxable securities was 4.75%, 4.70%, and 4.60% for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively, and 4.80% and 4.68% in the nine months ended September 30, 2026 and 2025, respectively. In 2026 and 2025, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(4)    Deposits with banks in this table include time deposits with banks maturing in more than three months that are not considered cash and cash equivalents in the Company's consolidated balance sheet.
(5) Excludes the allowance for credit losses.

(6) To emphasize material items, certain line items previously presented separately in prior periods have been aggregated into a single line item in this table. This includes interest-bearing demand, savings, and money market deposits. The presentation for the three and nine months ended September 30, 2025 has been conformed accordingly for comparability.
(7) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended						Nine Months Ended September 30,
	September 30, 2026		June 30, 2026		September 30, 2025		2026		2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Deposits and service fees	$6,184	33.7%	$5,419	29.8%	$5,056	29.2%	$16,475	30.6%	$15,161	26.8%
Brokerage, advisory and fiduciary activities	5,746	31.3%	5,630	31.0%	4,995	28.9%	16,837	31.2%	14,717	26.0%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,690	14.7%	2,629	14.5%	2,554	14.8%	7,883	14.6%	7,494	13.2%
Cards and trade finance servicing fees	1,556	8.5%	1,432	7.9%	1,321	7.6%	4,427	8.2%	4,517	8.0%
Gain on early extinguishment of FHLB advances, net	621	3.4%	54	0.3%	—	—%	675	1.3%	—	—%
Securities (losses) gains, net (2)	(26)	(0.1)%	408	2.2%	1,203	7.0%	898	1.7%	3,046	5.4%
Loan-level derivative income (3)	536	2.9%	1,174	6.5%	2,372	13.7%	3,241	6.0%	7,084	12.5%
Derivative losses, net (4)	—	—%	—	—%	(1,383)	(8.0)%	—	—%	(3,235)	(5.7)%
Other noninterest income (5)	1,032	5.6%	1,416	7.8%	1,173	6.8%	3,446	6.4%	7,810	13.8%
Total noninterest income	$18,339	100.0%	$18,162	100.0%	$17,291	100.0%	$53,882	100.0%	$56,594	100.0%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) There were insignificant gains on the sale of debt securities available for sale in the three months ended September 30, 2026. In the three months ended June 30, 2026, includes realized gains on the sale of debt securities available for sale of $0.4 million. In the nine months ended September 30, 2026, includes realized gains on the sale of debt securities available for sale of $0.9 million. In the three and nine months ended September 30, 2025, amounts are primarily in connection with gains on market valuation of trading securities.
(3) Income from interest rate swaps and other derivative transactions with customers.
(4) In the three and nine months ended September 30, 2025, includes net unrealized losses in connection with TBA MBS derivative contracts.
(5) Other sources of income in the periods shown include foreign currency exchange transactions with customers, mortgage banking income and loss and other smaller revenue streams.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended						Nine Months Ended September 30,
	September 30, 2026		June 30, 2026		September 30, 2025		2026		2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Salaries and employee benefits	$36,895	53.4%	$35,446	51.5%	$35,094	45.1%	$104,381	50.9%	$104,477	46.7%
Occupancy and equipment	5,899	8.5%	4,995	7.3%	5,211	6.7%	16,317	8.0%	16,838	7.5%
Professional and other services fees	15,257	22.1%	13,087	19.0%	15,997	20.6%	39,760	19.4%	44,228	19.8%
Telecommunications and data processing	3,428	5.0%	3,627	5.3%	3,155	4.1%	10,592	5.2%	9,559	4.3%
Depreciation and amortization	1,397	2.0%	1,472	2.1%	1,487	1.9%	4,386	2.1%	4,626	2.1%
FDIC assessments and insurance	2,701	3.9%	2,472	3.6%	2,549	3.3%	8,023	3.9%	8,681	3.9%
(Reversals) losses on loans held for sale carried at the lower of cost or fair value, net (1)	(65)	(0.1)%	1,118	1.6%	881	1.1%	2,876	1.4%	881	0.4%
Advertising expenses	2,378	3.4%	4,274	6.2%	3,987	5.1%	9,591	4.7%	12,441	5.6%
Other real estate owned and repossessed assets (income) expense, net	(1,308)	(1.9)%	(253)	(0.4)%	215	0.3%	(1,793)	(0.9)%	980	0.4%
Other operating expenses (2) (3)	2,516	3.7%	2,639	3.8%	9,259	11.8%	10,761	5.3%	21,078	9.3%
Total noninterest expense	$69,098	100.0%	$68,877	100.0%	$77,835	100.0%	$204,894	100.0%	$223,789	100.0%

___
(1) Includes losses on sale and valuation allowance provisions and releases on losses on loans held for sale.
(2) For a detailed discussion of the key components of other operating expenses, see the Company’s Form 10-K for the year ended December 31, 2025.
(3) Loan-level derivative expenses previously presented separately for the three and nine month periods ended September 30, 2025, have been reclassified and are now included in this category.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets				(audited)
Cash and due from banks and restricted cash	$61,800	$41,042	$63,416	$53,478	$53,084
Interest earning deposits with banks	299,670	260,090	117,997	409,444	570,612
Other short-term investments	—	—	7,294	7,233	7,162
Cash and cash equivalents and restricted cash	361,470	301,132	188,707	470,155	630,858
Time deposits with other banks	500	500	—	—	—
Securities
Debt securities available for sale, at fair value	2,166,041	2,549,256	2,370,308	2,024,883	2,122,416
Trading securities	—	—	—	—	119,935
Equity securities with readily determinable fair value not held for trading	2,435	2,537	2,528	2,548	2,542
Federal Reserve Bank and Federal Home Loan Bank stock	57,152	56,625	58,048	57,138	62,808
Securities	2,225,628	2,608,418	2,430,884	2,084,569	2,307,701
Loans held for sale, at the lower of cost or fair value (1)	95,847	122,172	190,014	80,912	—
Mortgage loans held for sale, at fair value	737	389	895	2,932	—
Loans held for investment, gross	6,976,861	6,743,066	6,562,872	6,613,391	6,941,792
Less: Allowance for credit losses (2)	94,845	85,499	79,236	79,276	94,918
Loans held for investment, net	6,882,016	6,657,567	6,483,636	6,534,115	6,846,874
Bank owned life insurance	268,052	265,362	263,208	260,644	258,042
Deferred tax assets, net	78,120	47,656	42,532	35,566	46,881
Operating lease right-of-use assets	106,083	107,522	108,980	110,588	102,872
Accrued interest receivable and other assets	193,192	183,529	194,658	197,537	216,971
Total assets	$10,211,645	$10,294,247	$9,903,514	$9,777,018	$10,410,199
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$2,081,886	$1,708,111	$1,466,670	$1,573,301	$1,768,764
Interest bearing demand, savings and money market	4,236,579	4,736,160	4,425,019	4,217,594	4,434,274
Time	1,927,207	1,911,037	2,047,412	1,996,039	2,097,931
Total deposits	8,245,672	8,355,308	7,939,101	7,786,934	8,300,969
Advances from the Federal Home Loan Bank	715,000	702,608	732,263	711,984	831,699
Senior notes	48,366	—	—	—	—
Subordinated notes	29,922	29,880	29,837	29,795	29,752
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (3)	113,939	115,310	116,456	117,456	109,726
Accounts payable, accrued liabilities and other liabilities	153,751	112,594	107,761	127,869	128,935
Total liabilities	9,370,828	9,379,878	8,989,596	8,838,216	9,465,259

Stockholders’ equity
Class A common stock	3,912	3,917	3,978	4,058	4,125
Additional paid in capital	282,446	283,037	297,503	316,067	327,205
Retained earnings	673,332	651,145	633,716	619,552	620,542
Accumulated other comprehensive loss	(118,873)	(23,730)	(21,279)	(875)	(6,932)
Total stockholders' equity	840,817	914,369	913,918	938,802	944,940
Total liabilities and stockholders' equity	$10,211,645	$10,294,247	$9,903,514	$9,777,018	$10,410,199

__________
(1) As of September 30, 2026, June 30, 2026, March 31, 2026 and December 31, 2025, includes valuation allowances of $2.4 million, $2.7 million, $3.4 million and $13.8 million, respectively.
(2) In the first quarter of 2026, the Company early adopted ASU 2025‑08, which expands the use of the gross‑up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, in the third, second and first quarters of 2026, the Company recorded an allowance for credit losses of $2.5 million, $1.9 million and $0.5 million, respectively, on approximately $190.6 million, $149.5 million and $36.8 million of acquired loans, respectively, with no Day 1 impact to earnings.
(3) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Real estate loans				(audited)
Commercial real estate
Non-owner occupied	$1,468,739	$1,526,962	$1,501,909	$1,591,861	$1,656,180
Multi-family residential	220,001	234,116	261,332	322,447	361,650
Land development and construction loans	500,872	512,272	505,007	534,028	544,727
	2,189,612	2,273,350	2,268,248	2,448,336	2,562,557
Single-family residential	2,159,674	1,954,193	1,680,768	1,515,181	1,550,724
Owner occupied	710,758	732,190	790,445	809,336	900,596
	5,060,044	4,959,733	4,739,461	4,772,853	5,013,877
Commercial loans	1,657,316	1,488,182	1,485,438	1,446,406	1,519,778
Loans to financial institutions and acceptances	49,502	85,492	112,667	148,602	164,974
Consumer loans and overdrafts	209,999	209,659	225,306	245,530	243,163
Total loans	$6,976,861	$6,743,066	$6,562,872	$6,613,391	$6,941,792

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Loans held for sale at the lower of cost or fair value				(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$59,826	$63,296	$63,908	$43,406	$—
Multi-family residential	—	22,722	60,794	—	—
Land development and construction loans	23,626	23,639	52,613	22,339	—
	83,452	109,657	177,315	65,745	—
Owner occupied	12,395	12,515	12,699	15,167	—
	95,847	122,172	190,014	80,912	—
Total loans held for sale at the lower of cost or fair value	95,847	122,172	190,014	80,912	—

Mortgage loans held for sale at fair value
Single-family residential	737	389	895	2,932	—
Total mortgage loans held for sale at fair value	737	389	895	2,932	—
Total loans held for sale	$96,584	$122,561	$190,909	$83,844	$—

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Non-Accrual Loans				(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$4,677	$9,386	$11,172	$4,288	$4,374
Multi-family residential	377	429	—	—	7,018
Land development and construction loans (1)	—	—	—	16,200	19,577
	5,054	9,815	11,172	20,488	30,969
Single-family residential	31,077	31,180	27,346	26,082	8,838
Owner occupied	24,833	40,506	40,745	28,733	15,287
	60,964	81,501	79,263	75,303	55,094
Commercial loans	79,452	79,020	85,481	83,761	67,081
Consumer loans and overdrafts	7,667	8,317	8,969	9,204	725
Total Non-Accrual Loans (1)	$148,083	$168,838	$173,713	$168,268	$122,900

Past Due Accruing Loans
Real Estate Loans
Commercial real estate (CRE)
Single-family residential	179	—	—	—	—
Owner occupied	1,220	—	—	730	—
Commercial	—	2,252	2,337	2,372	1,392
Consumer loans and overdrafts	—	—	—	—	—
Total Past Due Accruing Loans (2)	$1,399	$2,252	$2,337	$3,102	$1,392
Total Non-Performing Loans	149,482	171,090	176,050	171,370	124,292
Other Real Estate Owned	10,044	15,542	15,542	15,542	15,606
Total Non-Performing Assets (1)	$159,526	$186,632	$191,592	$186,912	$139,898

__________________

(1) At December 31, 2025, balances included $16.2 million in land development and construction loans held for sale, which were sold in January 2026. There were no loans both classified as held for sale and in non-performing status in any of the other periods shown.
(2)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	September 30, 2026				June 30, 2026				September 30, 2025

(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$75,800	$20,454	$—	$96,254	$67,222	$25,211	$—	$92,433	$53,284	$42,406	$—	$95,690
Multi-family residential	—	377	—	377	—	429	—	429	—	29,430	—	29,430
Land development and construction loans	35,901	—	—	35,901	35,939	—	—	35,939	3,959	19,577	—	23,536
	111,701	20,831	—	132,532	103,161	25,640	—	128,801	57,243	91,413	—	148,656
Single-family residential	2,500	31,077	—	33,577	—	31,229		31,229	738	8,717	—	9,455
Owner occupied	4,964	61,478	—	66,442	4,985	77,964	—	82,949	45,365	35,085	—	80,450
	119,165	113,386	—	232,551	108,146	134,833	—	242,979	103,346	135,215	—	238,561
Commercial loans	1,555	91,917	—	93,472	1,634	95,741	—	97,375	120,997	105,905	—	226,902
Loans to financial institutions and acceptances	—	—	—	—	—	34,210	—	34,210		—	—	—
Consumer loans and overdrafts	—	7,667	—	7,667	—	8,317	—	8,317	—	725		725
Total	$120,720	$212,970	$—	$333,690	$109,780	$273,101	$—	$382,881	$224,343	$241,845	$—	$466,188
__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
				(audited)
Domestic	$5,033,484	$5,133,588	$5,228,588	$5,168,371	$5,732,799
Foreign:
Venezuela	2,395,066	2,491,875	2,005,521	1,910,980	1,881,871
Others	817,122	729,845	704,992	707,583	686,299
Total foreign	3,212,188	3,221,720	2,710,513	2,618,563	2,568,170
Total deposits	$8,245,672	$8,355,308	$7,939,101	$7,786,934	$8,300,969

Glossary of Terms and Definitions
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Classified loans: consist of loans that have been adversely classified due to credit risk and are categorized as substandard and doubtful.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Core deposits: consist of total deposits excluding all time deposits.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•FTEs: full-time equivalent employees
•Loans to Deposits ratio: calculated as the ratio of total gross loans divided by total deposits.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Ratio for net charge-offs/average total loans held for investment: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•ROA is calculated based upon the average daily balance of total assets.
•ROE is calculated based upon the average daily balance of stockholders’ equity.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Tier 1 capital: Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Total capital ratio: total qualifying regulatory stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Total gross loans: consists of the principal balance of outstanding loans, including loans held for investment, loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred nonrefundable loan origination fees and loan origination costs, unamortized premiums paid on purchased loans and the unamortized balance of initial allowance for credit losses on purchased seasoned loans.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.